EXHIBIT h.3


                                   SCHEDULE A
                            DATED AS OF JUNE 29,1998
                      TO THE SUB-ADMINISTRATION AGREEMENT
                             DATED JANUARY 1, 1998
                                    BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                      AND
                         U.S. BANK NATIONAL ASSOCIATION

1. Investment Portfolios
   ---------------------

                                                               Effective Date
                                                               --------------
Stock Fund                                                     January 1, 1998
Equity Index Fund                                              January 1, 1998
Balanced Fund                                                  January 1, 1998
Asset Allocation Fund                                          January 1, 1998
Equity Income Fund                                             January 1, 1998
Diversified Growth Fund                                        January 1, 1998
Emerging Growth Fund                                           January 1, 1998
Regional Equity Fund                                           January 1, 1998
Special Equity Fund                                            January 1, 1998
Technology Fund                                                January 1, 1998
Health Sciences Fund                                           January 1, 1998
Real Estate Securities Fund                                    January 1, 1998
International Fund                                             January 1, 1998
Limited Term Income                                            January 1, 1998
Intermediate Term Income Fund                                  January 1, 1998
Fixed Income Fund                                              January 1, 1998
Intermediate Government Bond Fund                              January 1, 1998
Intermediate Tax Free Fund                                     January 1, 1998
Minnesota Insured Intermediate Tax Free Fund                   January 1, 1998
Colorado Intermediate Tax Free Fund                            January 1, 1998
Mid Cap Growth Fund                                            June 29, 1998
Emerging Markets Fund                                          June 29, 1998
Minnesota Tax Free Fund                                        June 29, 1998
Tax Free Fund                                                  June 29, 1998
Adjustable Rate Mortgage Securities Fund                       June 29, 1998
Strategic Income Fund                                          June 29, 1998

II. Compensation


Annual Rate of up to 0.05% of each such Fund's average daily net assets


                                        SEI INVESTMENTS MANAGEMENT
                                        CORPORATION

                                        By: /s/ Kathryn Stanton
                                            Title:  Vice President

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Jeff Wilson
                                             Title: Vice President